UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 4, 2022

SWK HOLDINGS CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-39184	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

14755 Preston Road, Suite 105, Dallas, TX	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 687-7250

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SWKH	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights	SWKH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).           Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 4, 2022, SWK Holdings Corporation (the “Company”) received a letter (the “Letter”) from the Nasdaq Stock Market, LLC (“Nasdaq”) indicating that, as a result of the resignations of Messrs. Aaron Fletcher, D. Blair Baker, Edward B. Stead, Christopher W. Haga, and Michael Weinberg from the Company’s board of directors (the “Board”) as previously disclosed in the Current Reports on Form 8-K filed by the Company on January 4, 2022, and January 7, 2022, respectively, the Company is no longer in compliance with Nasdaq Listing Rules 5605(b)(1), 5605(c)(2), 5605(d)(2) and 5605(e)(1), which require the Board to be comprised of a majority of independent directors, that the Audit Committee of the Board (the “Audit Committee”) consist of at least three independent members and the Compensation Committee of the Board (the “Compensation Committee”) consist of at least two independent members, and that director nominees be selected, or be recommended for the Board’s selection, by a separate vote of a majority of independent directors or a committee comprised solely of independent directors.

In the Letter, Nasdaq indicated that while a company normally has 45 calendar days to submit to Nasdaq a plan to regain compliance, Nasdaq has determined pursuant to Nasdaq’s discretionary authority set forth in Listing Rule 5101 to shorten deadline for the Company to submit its plan to regain compliance to February 16, 2022. If the Company’s plan is accepted, Nasdaq has indicated that the Company may be granted up to 180 days from the date of the Letter to evidence compliance.

In addition to the appointment of Laurie Dotter as noted in Item 5.02 below, the Company is working to identify and appoint new independent directors to the Board and the committees thereof. The Company also intends to submit the compliance plan within the time frame requested by Nasdaq. Except as required by applicable law, the Company does not undertake any obligation to provide any updates with respect to the Company’s efforts to appoint additional directors or the Nasdaq compliance plan.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2022, the Board appointed Laurie Dotter, effective immediately, to serve as a member of the Board for a term expiring at the Company’s 2022 annual meeting of stockholders. The Board also appointed Ms. Dotter to serve on the Governance and Nominating Committee of the Board (the “Governance Committee”) and, given the current composition of the Board, determined to amend the charter of the Governance Committee to set the minimum size of such committee at one director. The Board also expects to appoint Ms. Dotter to serve on the Compensation Committee and the Audit Committee; however, no decisions with respect to such appointments have been finalized by the Board. The Board has determined that Ms. Dotter is independent in accordance with the applicable Nasdaq Listing Rules and otherwise meets all applicable requirements to serve on the Governance Committee, including the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”). As an independent director and the sole member of the Governance Committee, Ms. Dotter is expected to approve director nominees for the Board’s selection.

Ms. Dotter, age 61, has served in executive leadership roles in several investment companies that delivered attractive investment returns on commercial real estate operating companies, development and management companies, and portfolios requiring repositioning to enhance value. Ms. Dotter has served as an investment advisory board member at Employee Retirement System of Texas, since 2019, and Texas Treasury Safekeeping Trust Company, since 2009. Ms. Dotter has also served as a member of the Board of Directors of Stratus Properties Inc., a diversified real estate company engaged primarily in the acquisition, development and sale of real estate properties since 2021 and Lifespace Communities, Inc., a not-for-profit organization that owns and operates senior living communities, and its predecessor since 2018. From 2010 to 2016, she served as President of Transwestern Investment Group, and then as the founding partner of Corporate Properties Trust I, II and III, large scale commercial real estate investment vehicles with combined capitalization exceeding $2 billion, from 2016 to 2017. Ms. Dotter also served as an executive investment officer at Hunt Realty Investments under the umbrella of Hunt Oil Company, a petroleum exploration and production company, from 1998 until 2010. Ms. Dotter worked as the director of Real Estate Investments at the Teacher Retirement System of Texas, from 1993 to 1998; and as a director of Financial Consulting Services at PricewaterhouseCoopers, from 1989 to 1993. Ms. Dotter currently serves as an Advisor at Dottid, a company focused on developing comprehensive work flow technology to maximize revenue generation for commercial real estate. From 2020 to 2021, she was an Advisor to the Investment Committee of the Board of Children’s Health System of Texas, providing interim investment portfolio oversight and a review of the System’s governance framework. Ms. Dotter served as a member of the Board of Directors of Parkway Properties (“Parkway”), a national commercial real estate company, from 2010 to 2016, where she served as the Chair of Parkway’s audit committee and a member of its compensation committee. She was elected by her peers to serve as the Vice Chairman of the PREA Plan Sponsor Council at the Pension Real Estate Association, from 2008 until 2010. Ms. Dotter received her Bachelor’s degree in Business Administration from Texas A&M University and also holds a CPA license in the State of Texas.

Other than being eligible to receive the standard director compensation generally offered to other non-employee directors and disclosed in the Company’s 2020 Proxy Statement filed on June 7, 2021, in the section titled “2020 Director Compensation”, Ms. Dotter has not entered into any material plan, contract, or arrangement in connection with her appointment as director. Ms. Dotter is not a party to any transaction with the Company that would require disclosure under Item 404(a) of SEC Regulation S-K.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SWK HOLDINGS CORPORATION

Dated: February 10, 2022	By:	/s/ Winston L. Black III
Winston L. Black III
Chief Executive Officer